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                                                                    Exhibit 23.1

Coopers
& Lybrand

                       CONSENT of INDEPENDENT ACCOUNTANTS


                                  ------------


We consent to the incorporation by reference in the Prospectus Supplement dated September 17, 1997 (To Prospectus Dated June 10, 1997) of Prudential Securities Secured Financing Corporation relating to the ABFS Mortgage Loan Trust 1997-2 of our report dated January 24, 1997 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts".


                                                 /s/ Coopers & Lybrand L.L.P.
                                                 ----------------------------
                                                 COOPERS & LYBRAND L.L.P.


New York, New York
September 23, 1997